As filed with the Securities and Exchange Commission on March 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Solid Biosciences Inc.

(Exact name of registrant as specified in its charter)

Delaware	90-0943402
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Alexander Cumbo

Chief Executive Officer

Solid Biosciences Inc.

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Caroline Dotolo Andrea Sorrentino Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000	Ty Howton Chief Operating Officer Solid Biosciences Inc. 500 Rutherford Avenue, Third Floor Charlestown, MA 02129 (617) 337-4680

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholder named in this prospectus is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 19, 2026

PROSPECTUS

1,316,899 SHARES

COMMON STOCK

This prospectus relates to the resale from time to time of up to 1,316,899 shares of common stock of Solid Biosciences Inc. by FA212 LLC, which we refer to as the selling stockholder (which term, as used in this prospectus, includes pledgees, donees, transferees or other successors-in-interest). The selling stockholder acquired the shares of our common stock in a private placement on January 15, 2026.

We are registering these shares on behalf of the selling stockholder, to be offered and sold by such stockholder from time to time. We will not receive any proceeds from the sale of the shares offered by this prospectus.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

The selling stockholder identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholder, see the section entitled “Plan of Distribution” on page 9.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “SLDB.” On March 18, 2026, the closing sale price of our common stock on The Nasdaq Global Select Market was $7.12 per share. You are urged to obtain current market quotations for our common stock.

We are a “smaller reporting company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company” for additional information.

Our business and investing in our common stock involve significant risk. These risks are described in the section titled “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2026.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page 4 of this prospectus, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus.

Solid Biosciences Inc.

We are a life sciences company focused on advancing a portfolio of current and future gene therapy candidates, including SGT-003 for the treatment of Duchenne muscular dystrophy, or Duchenne, SGT-212 for the treatment of Friedreich’s ataxia, SGT-501 for the treatment of Catecholaminergic polymorphic ventricular tachycardia, SGT-601 for the treatment of TNNT2-mediated dilated cardiomyopathy and additional assets for the treatment of genetic cardiac and neuromuscular diseases, at different stages of development, with varying levels of investment. We are advancing our diverse pipeline across rare neuromuscular and cardiac diseases, bringing together experts in science, technology, disease management and care. Patient-focused and founded by those directly impacted by Duchenne, our mission is to improve the daily lives of patients living with these devastating diseases.

Corporate Information

Our principal executive offices are located at 500 Rutherford Avenue, Third Floor, Charlestown, MA 02129. Our main telephone number is (617) 337-4680. Our website address is www.solidbio.com. The information contained on, or that can be accessed through, our website is not incorporated by reference and is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Unless the context otherwise indicates, references in this prospectus to “Solid,” “we,” “our,” and “us” refer, collectively, to Solid Biosciences Inc. and our consolidated subsidiaries.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million as of our most recently completed second fiscal quarter or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of our most recently completed second fiscal quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by the selling stockholder	1,316,899 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included or incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Global Select Market symbol	“SLDB”

DESCRIPTION OF PRIVATE PLACEMENT WITH THE SELLING STOCKHOLDER

On September 19, 2024, we entered into an Asset Purchase Agreement, or the Asset Purchase Agreement, with the selling stockholder pursuant to which we purchased certain intellectual property, including patents and assigned licenses related to a preclinical drug candidate, which we now refer to as SGT-212, assigned manufacturing contracts as well as research and development materials such as manufactured materials and samples. Pursuant to the Asset Purchase Agreement, the selling stockholder is entitled to receive from us certain payments upon achievements of milestones, some of which are payable, at our discretion, in cash, in shares of our common stock or in a combination of both. Pursuant to the Asset Purchase Agreement, on January 15, 2026, we issued 1,316,899 shares of our common stock in a private placement to the selling stockholder following the dosing of the first participant in our Phase 1b FALCON clinical trial of SGT-212 for the treatment of Friedreich’s ataxia.

For a detailed description of the transactions contemplated by the Asset Purchase Agreement with the selling stockholder and the shares of common stock issued pursuant thereto, see the section entitled “Selling Stockholder” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the Asset Purchase Agreement to provide for the resale by the selling stockholder of the shares of common stock offered hereby.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks and uncertainties described under the section captioned “Risk Factors” contained in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and other filings we make with the Securities and Exchange Commission, or the SEC, from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus and in the documents incorporated by reference in this prospectus. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and the other filings we make with the SEC incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Reports on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the information incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, contained in or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures or investments that we may make or enter into.

You should read this prospectus and the information incorporated by reference herein completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus incorporates by reference statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit the selling stockholder named in the section entitled “Selling Stockholder” to resell such shares. We are not selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholder.

The selling stockholder will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDER

This prospectus covers the sale or other disposition by the selling stockholder of up to 1,316,899 shares of common stock that were issued by us to the selling stockholder on January 15, 2026, pursuant to the Asset Purchase Agreement, or the Asset Purchase Agreement, we entered into with the selling stockholder, on September 19, 2024. When we refer to the “selling stockholder” in this prospectus, we mean the selling stockholder listed in the table below as offering shares, as well as its pledgees, donees, transferees or other successors-in-interest. See “Relationship with Selling Stockholder” below for more information regarding the transactions to which these shares of common stock relate.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock by the selling stockholder as of March 1, 2026. The information in the table below with respect to the selling stockholder has been obtained from the selling stockholder. The selling stockholder may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.”

The percentages of shares owned before and after the offering are based on 98,391,314 shares of common stock outstanding as of March 10, 2026, which includes the outstanding shares of common stock offered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Generally, a person “beneficially owns” shares of our common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights of shares of our common stock within 60 days.

Unless otherwise indicated below, to our knowledge, the selling stockholder named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by it. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the selling stockholder named below.

	Shares of Common Stock Beneficially Owned Prior to the Offering				Number of Shares of Common Stock Being Offered (1)	Shares of Common Stock to be Beneficially Owned After the Offering (2)
Name of Selling Stockholder	Number		Percentage			Number	Percentage
FA212 LLC(3)	—	—	—	—	1,316,899	—	—

(1)

The number of shares of our common stock in the column “Number of Shares of Common Stock Being Offered” represents all of the shares of our common stock that the selling stockholder may offer and sell from time to time under this prospectus.

(2)

We do not know when or in what amounts the selling stockholder may offer shares for sale. The selling stockholder might not sell any or might sell all of the shares offered by this prospectus. Because the selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholder.

(3)

The shares reported under “Shares of Common Stock Beneficially Owned Prior to the Offering” consist of the aggregate number of shares held by FA212 LLC. Thomas Hamilton is the co-founder of FA212 LLC and may be deemed to have voting and investment power over the shares held by FA212 LLC. Mr. Hamilton disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The selling stockholder’s address is 14 Parsonage Point, Rye, NY 10580.

Relationship with Selling Stockholder

On September 19, 2024, we entered into the Asset Purchase Agreement with the selling stockholder, pursuant to which we purchased certain intellectual property, including patents and assigned licenses related to a preclinical drug candidate, which we now refer to as SGT-212, assigned manufacturing contracts as well as research and development materials such as manufactured materials and samples.

In connection with the execution of the Asset Purchase Agreement, we made an upfront payment of $1.0 million to the selling stockholder. Additionally, the selling stockholder is eligible to receive development milestone payments of up to $34.0 million and cumulative sales milestone payments of up to $21.0 million, upon achievement of specified milestone events, and tiered royalties on net sales in the low-single-digits. We have also assumed from the selling stockholder contingent development milestone payments of up to $4.2 million, regulatory milestone payments of up to $13.0 million, cumulative sales milestone payments of up to $27.5 million, and tiered royalties on worldwide net sales in the mid-single digits each of which are payable to the University of Pennsylvania.

Pursuant to the Asset Purchase Agreement, on January 15, 2026, we issued 1,316,899 shares of our common stock in a private placement to the selling stockholder following the dosing of the first participant in our Phase 1b FALCON clinical trial of SGT-212 for the treatment of Friedreich’s ataxia. Pursuant to the Asset Purchase Agreement, we agreed to file a registration statement with the SEC covering the resale of such shares of common stock issued to the selling stockholder under the Asset Purchase Agreement. The registration statement of which this prospectus is a part has been filed in accordance with the Asset Purchase Agreement.

Pursuant to the Asset Purchase Agreement, on February 28, 2025, we issued 975,496 shares of our common stock to the selling stockholder in a private placement following the U.S. Food and Drug Administration’s clearance of our investigational new drug application for SGT-212 for the treatment of Friedreich’s ataxia. Pursuant to the Asset Purchase Agreement, we filed a registration statement on Form S-3 (File No. 333-285611) with the SEC covering the resale of such shares of common stock issued to the selling stockholder under the Asset Purchase Agreement.

In the future, we may elect to make certain development milestone payments, if any, under the Asset Purchase Agreement to the selling stockholder in cash, in shares of our common stock, or a combination of both, at our discretion. If we elect to make such milestone payments to selling stockholder in shares of our common stock, we have agreed to file a registration statement covering the resale of such shares.

The foregoing summary description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, as amended, which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2025, and is incorporated by reference herein.

PLAN OF DISTRIBUTION

The selling stockholder, which as used herein includes pledgees, donees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder as a pledge, gift, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales and settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if such stockholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as a selling stockholder under this prospectus. The selling stockholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholder from the sale of the common stock offered by such stockholder will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such stockholder meets the criteria and conforms to the requirements of that rule.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the name of the selling stockholder, the purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed with the selling stockholder to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the date that all shares covered by such registration statement have been sold or can be sold without volume or manner-of-sale restrictions pursuant to Rule 144.

LEGAL MATTERS

The validity of the shares of our common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.solidbio.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities offered under this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-38360) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of the initial registration statement and the effectiveness of the registration statement and following the effectiveness of the registration statement until the offering of the securities under the registration statement is terminated or completed:

•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 19, 2026;

•	Part III of the Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 6, 2025;

•	Our Current Reports on Form 8-K filed with the SEC on March 6, 2026 (other than Item 2.02) and March 12, 2026 (other than Item 7.01); and

•

The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on January  22, 2018, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 19, 2026, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

Solid Biosciences Inc.

Attn: Investor Relations

500 Rutherford Avenue, Third Floor

Charlestown, MA 02129

(617) 337-4680

1,316,899 SHARES

COMMON STOCK

PROSPECTUS

    , 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the shares of common stock being registered hereby, all of which will be borne by Solid Biosciences Inc. (except any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

SEC registration fee	$1,363.98
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$20,000.00
Miscellaneous fees and expenses	$5,000.00

Total expenses	$56,363.98

Item 15. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

Section 102(b)(7) of the DGCL provides, generally, that our certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, provided that such provision may not eliminate or limit the liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the DGCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit or (v) an officer in any action by or in the right of the corporation. No such provision may eliminate or limit the liability of a director or officer for any act or omission occurring prior to the date when such provision became effective.

Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the DGCL. As permitted by the DGCL, we have also entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the State of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

Item 16. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 29, 2022, by and among the Registrant, Greenland Merger Sub LLC, AavantiBio, Inc. and, solely in his capacity as the Equityholder Representative, Doug Swirsky (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 30, 2022)

4.1	Certificate of Incorporation of the Registrant, as amended (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on June 13, 2025)

4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8 filed with the SEC on January 29, 2018)

4.3	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on December 29, 2017)

4.4†	Asset Purchase Agreement, dated September 19, 2024, by and among the Registrant and FA212 LLC, as amended (incorporated by reference to Exhibit 10.49 to the Registrant’s Annual Report on Form 10-K filed with the SEC on March 19, 2026)

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1*	Consent of PricewaterhouseCoopers LLP

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1 filed herewith)

24.1*	Power of Attorney (included on the signature page of this registration statement)

107*	Filing Fee Table

*	Filed herewith
†	Certain portions of this exhibit have been omitted because they are not material and contain information that the Registrant customarily and actually treats as private or confidential.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended, or the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission, or the Commission, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, Commonwealth of Massachusetts, on March 19, 2026.

SOLID BIOSCIENCES INC.

By:	/s/ Alexander Cumbo
Name: Alexander Cumbo
Title: Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Solid Biosciences Inc. hereby severally constitute and appoint Alexander Cumbo, Kevin Tan and Ty Howton, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-3 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended, in connection with said Registration Statement, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all such things in our name and on our behalf in our capacities as officers and directors to enable Solid Biosciences Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys, and each of them, or their substitute or substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Cumbo Alexander Cumbo	President, Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2026

/s/ Kevin Tan Kevin Tan	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2026

/s/ Ian F. Smith Ian F. Smith	Executive Chairman of the Board of Directors	March 19, 2026

/s/ Martin Freed Martin Freed, M.D.	Director	March 19, 2026

/s/ Ilan Ganot Ilan Ganot	Director	March 19, 2026

/s/ Clare Kahn Clare Kahn, Ph.D.	Director	March 19, 2026

Signature	Title	Date

/s/ Georgia Keresty Georgia Keresty, Ph.D.	Director	March 19, 2026

/s/ Sukumar Nagendran Sukumar Nagendran, M.D.	Director	March 19, 2026

/s/ Adam Stone Adam Stone	Director	March 19, 2026

/s/ Lynne Sullivan Lynne Sullivan	Director	March 19, 2026